Exhibit 99.1

Cooper Standard Reports Second Quarter 2013 Financial Results

Strategic Plan Gaining Traction and Yielding Solid Results

NOVI, Mich., Aug. 7, 2013 - Cooper-Standard Holdings Inc. (OTCBB: COSH), the parent company of Cooper Standard Automotive, a leading global supplier of automotive sealing, fuel and brake, fluid transfer and anti-vibration systems, today announced financial results for the second quarter ended June 30, 2013.

“I am pleased that the strategic plan we are implementing is gaining traction,” said Jeffrey Edwards, chairman and CEO, Cooper Standard. “We experienced solid revenue growth in the quarter and are continuing to deliver double-digit EBITDA margins. However, there is still a lot of hard work ahead for us – especially in light of continued headwinds in Europe and other market challenges. We continue to invest and position the Company for profitable growth as evidenced by our recent acquisition of the automotive sealing business of Jyco Sealing Technologies and the groundbreaking of our new manufacturing facility in Serbia. As we move forward, we remain focused on delivering an innovative product offering, further strengthening our customer relationships and optimizing returns with world-class operations and an engaged organization.”

Second quarter 2013 results

The Company reported revenue of $784.7 million for the second quarter of 2013, compared to $734.5 million for the second quarter of 2012. The 6.8 percent increase in sales was driven by increased volumes in all regions and favorable foreign exchange of $3.2 million, partially offset by customer price concessions.

Gross profit for the quarter was $132.3 million or 16.9 percent of sales, compared to $114.4 million or 15.6 percent of sales for the second quarter of 2012. Gross profit margin was positively affected by lean and material cost savings, increased production volumes and depreciation, partially offset by customer price concessions, higher launch costs and other operating expenses.

The Company reported net income of $26.1 million or $1.34 per share on a fully diluted basis in the second quarter of 2013, compared to $75.8 million or $3.28 per share in the second quarter of 2012 which included a one-time $53.4 million tax valuation benefit in the United States. Net income for the six months ended June 30, 2013 was $46.0 million, compared to $99.9 million in the same prior year period.

Adjusted EBITDA for the second quarter was $82.5 million or 10.5 percent of sales compared to $74.1 million or 10.1 percent of sales in the same quarter last year.

Highlights

•	Broke ground on new manufacturing facility in Serbia

•	Acquired automotive sealing business of Jyco Sealing Technologies with manufacturing locations in Canada, Mexico and China

•	Received continued customer recognition:

•	Ford Go Further Award

•	PSA Global VA/VE

•	GM Quality Certification

•	Nissan Quality Performance

2013 guidance

The Company has updated its full year guidance for 2013 as previously provided on April 26, 2013. Assuming North American vehicle production volume of 16.2 million units, European production volume of 18.7 million units and an average full year exchange rate of $1.32/Euro, the Company expects:

•	Sales growth: 5 - 6 percent over 2012

•	Capital expenditures: $165 million - $175 million

•	Cash restructuring expenses: $25 million - $30 million

•	Cash taxes: $15 million - $20 million

Net income to adjusted EBITDA reconciliation

The following table provides a reconciliation of EBITDA and adjusted EBITDA to net income, which is the most comparable U.S. GAAP financial measure:

	Three Months Ended June 30,		Six Months Ended June 30,
(dollar amounts in millions)	2012	2013	2012	2013

Net income attributable to Cooper-Standard Holdings Inc.	$77.3	$27.4	$101.1	$48.1
Income tax expense (benefit)	(46.2)	12.2	(38.2)	20.1
Interest expense, net of interest income	10.8	13.6	22.0	24.8
Depreciation and amortization	30.5	28.2	62.1	58.0

EBITDA	$72.4	$81.4	$147.0	$151.0
Restructuring (1)	(0.5)	0.9	5.3	5.0
Stock-based compensation (2)	2.2	0.5	5.0	3.2
Other	—	(0.3)	—	—

Adjusted EBITDA	$74.1	$82.5	$157.3	$159.2

(1)	Includes non-cash restructuring and proportionate share of restructuring costs related to Cooper Standard France joint venture.
(2)	Non-cash stock amortization expense and non-cash stock option expense for grants issued at time of the Company’s 2010 reorganization.

Management considers EBITDA and adjusted EBITDA as key indicators of the Company’s operating performance and believes that these and similar measures are widely used by investors, securities analysts and other interested parties in evaluating the Company’s performance. Adjusted EBITDA is defined as net income adjusted to reflect income tax expense, interest expense net of interest income, depreciation and amortization, and certain non-recurring items that management does not consider to be reflective of the Company’s core operating performance.

When analyzing the Company’s operating performance, investors should use EBITDA and adjusted EBITDA in addition to, and not as alternatives for, net income, operating income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of the Company’s performance. EBITDA and adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as substitutes for analysis of the Company’s results of operations as reported under GAAP. Other companies may report EBITDA and adjusted EBITDA differently and therefore Cooper Standard’s results may not be comparable to other similarly titled measures of other companies. In addition, in evaluating adjusted EBITDA, it should be noted that in the future Cooper Standard may incur expenses similar to or in excess of the adjustments in the above presentation. This presentation of adjusted EBITDA should not be construed as an inference that Cooper Standard’s future results will be unaffected by unusual or non-recurring items.

Conference call details

Cooper Standard’s executive team will host a conference call and webcast on Friday, August 9 at 9 a.m. ET to discuss its second quarter 2013 results, provide a general business update and respond to investor questions.

An interactive webcast will also be available by clicking here.

To participate in the live question-and-answer session, callers in the United States and Canada should dial toll-free 800-949-4315 (international callers dial 678-825-8315) and provide the conference ID 24847998 or ask to be connected to the Cooper Standard teleconference. Callers should dial in at least five minutes prior to the start of the call. Financial and automotive analysts are invited to ask questions after the presentations are made.

Individuals unable to participate during the live teleconference or webcast may visit the investors’ portion of the Cooper Standard website (http://www.ir.cooperstandard.com) for a webcast or podcast replay of the presentation.

About Cooper Standard

Cooper Standard, headquartered in Novi, Mich., is a leading global supplier of systems and components for the automotive industry. Products include sealing and trim, fuel and brake delivery, fluid transfer, thermal and emissions and anti-vibration systems. Cooper Standard employs more than 22,000 people globally and operates in 19 countries around the world. For more information, please visit www.cooperstandard.com.

Forward Looking Statements

This press release includes forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act, reflecting management’s current analysis and expectations, based on what are believed to be reasonable assumptions. The words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” or future or conditional verbs, such as “will,” “should,” “could” or “may” and variations of such words or similar expressions are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future results and may involve known and unknown risks and uncertainties that may cause actual results to differ materially from those projected, including, without limitation, the risks and uncertainties set forth in the Company’s most recent Annual Report on the Form 10-K, subsequent Quarterly Reports on Form 10-Q and other Securities and Exchange Commission filings. The forward-looking statements in this press release are made as of the date hereof and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.

COSH_F

Contact for Analysts:	Contact for Media:
Glenn Dong	Sharon Wenzl
Cooper Standard	Cooper Standard
(248) 596-6031	(248) 596-6211
investorrelations@cooperstandard.com	sswenzl@cooperstandard.com